Exhibit 32.1

CERTIFICATION

In connection with the Annual Report of Costco Wholesale Corporation (the Company) on Form 10-K for the year ending August 28, 2011 (the Report), I, James D. Sinegal, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ JAMES D. SINEGAL	Date: October 14, 2011
James D. Sinegal
Chief Executive Officer

A signed original of this written statement has been provided to and will be retained by Costco Wholesale Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

CERTIFICATION

In connection with the Annual Report of Costco Wholesale Corporation (the Company) on Form 10-K for the year ending August 28, 2011 (the Report), I, Richard A. Galanti, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ RICHARD A. GALANTI	Date: October 14, 2011
Richard A. Galanti
Executive Vice President, Chief Financial Officer

A signed original of this written statement has been provided to and will be retained by Costco Wholesale Corporation and furnished to the Securities and Exchange Commission or its staff upon request.